Exhibit 3.56

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DR PEPPER/SEVEN UP BOTTLING GROUP, INC.”, CHANGING ITS NAME FROM “DR PEPPER/SEVEN UP BOTTLING GROUP, INC.” TO “CADBURY SCHWEPPES BOTTLING GROUP, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MAY, A.D. 2006, AT 7:54 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor

	Harriet Smith Windsor, Secretary of State
3081554 8100	AUTHENTICATION:	4755969

060471717	DATE:	05-18-06

AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DR PEPPER/SEVEN UP BOTTLING GROUP, INC.
          Dr Pepper/Seven Up Bottling Group, Inc., a corporation organized and existing under laws of the State of Delaware, DOES HEREBY CERTIFY as follows:
          FIRST: The name of the Corporation is Dr Pepper/Seven Up Bottling Group, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 11, 1999 under the name of Tosca Holdings, Inc. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 7, 1999. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 7, 1999. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 2, 2006 (as so amended and restated, the “Certificate of Incorporation”).
          SECOND: Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:
               “FIRST: The name of the corporation is Cadbury Schweppes Bottling Group, Inc. (the “Corporation”)”
          THIRD: Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:
               “FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares, consisting of one thousand (1,000) shares of Common Stock, par value $.01 per share (the “Common Stock”).
          Upon the filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to the General Corporation Laws of the State of Delaware (the “Effective Time”), every 25,121.88 shares of Common Stock, par value $.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof be converted as of the Effective Time into one (1) share of Common Stock, par value $.01 per share, of the Corporation (the “New Common Stock”). Each holder of record of a certificate or certificates representing outstanding shares of Old Common shall be entitled to receive upon surrender of such certificates for cancellation, a certificate or certificates representing the number of shares of New Common Stock into which the shares of Old Common Stock formerly represented by the surrendered certificate or certificates are converted under the terms hereof.

          FOURTH: This Amendment to the Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors and by the written consent of the sole stockholder of the Corporation entitled to vote in accordance with Sections 141(f), 228 and 242 of the Delaware General Corporation Law.
[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of this/6 day of May, 2006.

DR PEPPER/SEVEN UP BOTTLING GROUP, INC.
By:	/s/ William M. Nelson
	Name:	WILLIAM M. NELSON
	Title:	V.P.

[Signature page to Amendment to Certificate of Incorporation]